Exhibit 7.02

JOINT FILING AGREEMENT
(EBIX, INC.)

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees and acknowledges that the Statement on Schedule 13D to which this exhibit is attached, and any subsequent amendment thereto that may be hereinafter filed with respect to the securities of the above referenced issuer, is, or will be in the case of subsequent amendments, filed on behalf of each of the undersigned in the capacities set forth below.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of May 10, 2013.

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Kevin P. Treanor
	Name:	Kevin P. Treanor
	Title:	Attorney-in-fact

GOLDMAN, SACHS & CO.

By:	/s/ Kevin P. Treanor
	Name:	Kevin P. Treanor
	Title:	Attorney-in-fact

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Kevin P. Treanor
	Name:	Kevin P. Treanor
	Title:	Attorney-in-fact

EXCHANGE PARENT CORP.

By:	/s/ Kevin P. Treanor
	Name:	Kevin P. Treanor
	Title:	Attorney-in-fact

EXCHANGE MERGER CORP.

By:	/s/ Kevin P. Treanor
	Name:	Kevin P. Treanor
	Title:	Attorney-in-fact